                                                                   Exhibit 99.02


                              CITIGROUP 401(k) PLAN

               (Formerly the Travelers Group 401(k) Savings Plan)

                 Financial Statements and Supplemental Schedules

                           December 31, 2001 and 2000

                   (With Independent Auditors' Report Thereon)

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                           DECEMBER 31, 2001 AND 2000

                                      Index

                                                                                       Page
                                                                                       ----
Independent Auditors' Report                                                             1

Financial Statements:

   Statements of Net Assets Available for Plan Benefits
     as of December 31, 2001 and 2000                                                    2

   Statements of Changes in Net Assets Available for Plan Benefits
     for the Years Ended December 31, 2001 and 2000                                      3

   Notes to Financial Statements                                                         4

Supplemental Schedules *

   Schedule I - Schedule H, Line 4i - Schedule of Assets (Held at End of Year)          18
   -December 31, 2001

   Schedule II - Schedule H, Line 4j- Schedule of Reportable Transactions
   -During the year ended December 31, 2001                                             23

* Schedules required by Form 5500 which are not applicable have not been included.

                          INDEPENDENT AUDITORS' REPORT

To the Plans Administration Committee of
Citigroup  Inc.:

We have audited the accompanying statements of net assets available for plan benefits of Citigroup 401(k) Plan (formerly the Travelers Group 401(k) Savings
Plan) (the "Plan") as of December 31, 2001 and 2000, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's Administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan's Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for Plan benefits of the Citigroup 401(k) Plan as of December 31, 2001 and 2000, and changes in net assets available for plan benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Supplemental Schedule H, Line 4i-Schedule of Assets (held at end of year) -- December 31, 2001 and Schedule H, Line 4j-Schedule of Reportable Transactions during the year ended December 31, 2001 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's Administrator. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements, taken as a whole.

KPMG  LLP

New York, New York
June 27, 2002

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        AS OF DECEMBER 31, 2001 AND 2000

                                                                 2001                  2000
                                                            ---------------       ---------------
ASSETS

Investments                                                 $11,395,989,112       $ 7,220,930,858
Receivables:
    Employer Contributions                                       65,954,509             8,579,545
    Employee Contributions                                        3,113,705                    --
    Receivable for Investments Sold but not Delivered            13,124,330                    --
    Dividends and Other                                          11,622,001            19,926,872
    Due from European American Bank
      Profit Sharing & Savings Plan                              84,744,132                    --
                                                            ---------------       ---------------
          Total Receivables                                     178,558,677            28,506,417
                                                            ---------------       ---------------
          TOTAL ASSETS                                       11,574,547,789         7,249,437,275

LIABILITIES

Administrative Fees Payable                                       2,340,629             2,955,624
                                                            ---------------       ---------------

          TOTAL LIABILITIES                                       2,340,629             2,955,624
                                                            ---------------       ---------------

NET ASSETS AVAILABLE FOR PLAN BENEFITS                      $11,572,207,160       $ 7,246,481,651
                                                            ===============       ===============

See accompanying notes to financial statements.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                  2001                    2000
                                                                  ----                    ----
ADDITIONS/(REDUCTIONS) TO NET ASSETS ATTRIBUTABLE TO:
Investment Activity:
   Dividends                                                $    101,566,373        $    220,399,729
   Interest                                                      115,884,241              40,298,885
   Net (Depreciation)/Appreciation in Fair Value of
     Investments (Note 3)
                                                                (621,844,213)            480,618,155
                                                            ----------------        ----------------
                                                                (404,393,599)            741,316,769

   Less: Trustee/Administrative Expenses                          (6,860,409)             (5,246,063)
                                                            ----------------        ----------------
   Net Investment (Loss)/Income                                 (411,254,008)            736,070,706
                                                            ----------------        ----------------
CONTRIBUTIONS:
Participant                                                      351,715,336             287,166,918
Employer                                                          49,811,598              13,234,848
                                                            ----------------        ----------------
TOTAL CONTRIBUTIONS                                              401,526,934             300,401,766
                                                            ----------------        ----------------
TOTAL ADDITIONS/(REDUCTIONS)                                      (9,727,074)          1,036,472,472

DEDUCTIONS FROM NET ASSETS
ATTRIBUTABLE TO:
Distributions to Participants                                   (518,429,820)           (435,141,345)
                                                            ----------------        ----------------
TOTAL DEDUCTIONS                                                (518,429,820)           (435,141,345)
                                                            ----------------        ----------------

Net (Decrease)/Increase in Net Assets Available
   for Plan Benefits                                            (528,156,894)            601,331,127
Net Assets Available for Plan Benefits
Beginning of Year                                              7,246,481,651           6,645,150,524
Transfers in from other Plans                                  4,853,882,403                      --

END OF YEAR                                                 $ 11,572,207,160        $  7,246,481,651
                                                            ================        ================

See accompanying notes to financial statements.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

(1)   PLAN DESCRIPTION

      The following brief description of the Citigroup 401(k) Plan (formerly the Travelers Group 401(k) Savings Plan) (the "Plan") is provided for general information purposes only. Participants should refer to the Citigroup 401(k) Plan Document for more complete information.

      Effective January 1, 2001, AST Stock Plan, Inc. 401(k) Plan was merged into the Travelers Group 401(k) Savings Plan in the amount of $394,297. Effective July 1, 2001, the Travelers Group 401(k) Savings Plan was renamed the Citigroup 401(k) Plan. Also effective July 1, 2001, the following plans were merged into the Citigroup 401(k) Plan: Citibuilder 401(k) Plan, Associates Savings and Profit Sharing Plan, Savings and Investment Plan for Associates of Wellspring Resources (part of CitiStreet), CitiStreet's portion of the State Street Salary Savings Plan, Geneva Companies 401(k) Savings Plan and Geneva Group Inc. Employee Stock Ownership Plan in the amounts of $4,069,510,696, $619,643,848,
      $10,283,683, $24,967,284, $10,584,595, and $27,409,194 respectively. The
      Arcadia Financial Ltd. 401(k) Plan was merged into the Citigroup 401(k) Plan effective October 1, 2001 in the amount of $6,344,674. Effective December 31, 2001, the European American Bank Profit Sharing and Savings Plan was merged into the Plan. Plan assets of $84,744,132 was received by the Plan on January 3, 2002.

      The Plan covers all eligible employees covered under the former Travelers Group 401(k) Savings Plan, Citibuilder 401(k) Plan, Associates Savings and Profit Sharing Plan, Savings and Investment Plan for Associates of Wellspring Resources, State Street Salary Savings Plan, Geneva Companies 401(k) Savings Plan, Geneva Group Inc. Employee Stock Ownership Plan, Arcadia Financial Ltd. 401(k) Plan, and AST Stock Plan, Inc. 401(k) Plan, and eligible employees of subsidiaries and affiliates of Citigroup Inc. (collectively, the "Company"). The Plan is administered by the Plans Administration Committee of Citigroup Inc., and the Plan sponsor is Citigroup Inc.

      EMPLOYEE CONTRIBUTIONS

      The Plan is a defined contribution plan designed to encourage savings on the part of eligible employees. Eligible employees may elect to have a portion of their regular pay, including overtime, reduced each pay period, in any 1% increment, by an amount from 1% to 20% of their compensation (subject to a statutory limitation of $10,500 for 2001 and 2000) as pre-tax contributions.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

EMPLOYER CONTRIBUTIONS

There are four types of employer contributions:

a.    Special Company Contribution

      For the plan year ended December 31, 2001 ("2001 Plan Year"), the Company contributed, on behalf of each eligible participant, $350 for each full-time eligible employee earning $40,000 or less per annum who was employed by the Company at December 31, 2001 and had at least one year of service. In addition, in the 2001 Plan Year, the Company contributed $175 for each part-time eligible employee employed by the Company as of December 31, 2001 and had at least one year of service, who was eligible to participate in the Plan on December 31, 2000, and earned an hourly rate of less than or equal to $20/hour as of December 31, 2001. Employees of Citibank, N.A., Citigroup Corporate (excluding the Citigroup Investment Group), and the CitiStreet LLC Total Benefits Outsourcing ("TBO") and Institutional Division ("ID") groups are not eligible for the Special Company Contribution.

      Citigroup employees earning more than $40,000 per annum were not eligible to receive the Special Company Contribution. Additionally, employees employed as retail financial consultants at a domestic office of Salomon Smith Barney within the United States or the Commonwealth of Puerto Rico were not eligible to receive the Special Company Contribution.

      The Special Company Contribution ceased for Plan Years beginning on or after January 1, 2002.

b.    5% Discount On Stock Funds

      Citigroup makes contributions on behalf of eligible participants who elect to have pre-tax contributions invested in the Citigroup Common Stock Fund by having such contributions invested at a 5% discount from the fair value of such stock ("Discount Contributions"). Employees of Citibank, Citigroup Corporate (excluding the Citigroup Investment Group), and the CitiStreet LLC TBO and ID groups are not eligible for the 5% discount.

      Effective January 1, 2002, no further 5% discount is available for any employee/participant.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

c.    Citibuilder Company Contribution

      Citigroup provides a contribution to the Citigroup Common Stock Fund on behalf of eligible participants as defined in the plan document on the basis of their total compensation as defined by the Plan.

      Participants credited with at least one year's service and employed on December 31 of that year receive a Citibuilder Company Contribution as shown on the following chart:

       IF THEIR TOTAL COMPENSATION IS:              % OF TOTAL COMPENSATION
       -------------------------------              -----------------------
       Up to $49,999.99                              3%

       $50,000-$99,999.99                            Up to 3%
                                                     For each $1 participants contribute, the
                                                     Company will contribute $1, up to 3% of their
                                                     total compensation.

       $100,000-$249,999.99                          Up to 2% (on total compensation of up to
                                                     $170,000). For each $1 participants
                                                     contribute, the Company will contribute 50
                                                     cents up to 2% of their total compensation.

       $250,000 and above                            There is no Citibuilder Company Contribution.


      Eligible employees for the Citibuilder Company Contribution are:

      - Citibank or Citigroup Corporate (excluding Citigroup Investment Group Division and its subsidiaries);

      -     Total Benefits Outsourcing Division of Citistreet LLC;

      -     Institutional Division of CitiStreet LLC; and

      -     Associates First Capital Corp. and Subsidiaries.

      Effective January 1, 2002, due to a change in plan provisions, the new company contribution ("Company Match") replaces the Special Company Contribution, the 5% discount, and the Citibuilder Company Contribution.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

      If the participant is an eligible employee whose total compensation is $100,000 or less, the maximum Company Match will be the lesser of $1,500 or 3% of the total compensation, as shown on the following chart:

       CITIGROUP 401(k) PLAN COMPANY MATCH FOR 2002 TO BE CREDITED IN 2003

                                    For each $1 contributed by the
                                    participant, the Company will
  If total compensation is:         contribute:                          To a maximum of:
  -------------------------         ------------------------------       ----------------
                                                                         The lesser of 3% of total
  $0 to $50,000                           $3                             compensation or $1,500
                                                                         annually

  $50,000.01 - $75,000                    $2

  $75,000.01 - $100,000                   $1

                                    No matching contribution
  Greater than $100,000             will be made

d.    Aetna Supplemental Contribution

      This company contribution is a supplement to the former Travelers Group 401(k) Savings and Pension Plans. The Aetna Supplemental Contribution was set as a part of the April 2, 1996 merger agreement between Travelers Property Casualty and Aetna Casualty & Surety Company. It provides a fixed annual contribution into the former Travelers Group 401(k) Savings Plan (by the Company) to all eligible employees.

      Eligible employees are those employees who participated in the Retirement Plan for Employees of Aetna Life & Casualty Company as of April 2, 1996, and transferred from Aetna Casualty & Surety Company to Travelers Property Casualty, and did not transfer back to Aetna prior to January 1, 1997. Additionally, employees who were continuously employed by Aetna immediately prior to and after April 2, 1996, and then transferred to Travelers Property Casualty between April 3 and December 31, 1996, are also eligible.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

As soon as administratively possible following the end of each calendar year, the Company contributes an amount determined in accordance with the point formula to the 401(k) account of each eligible employee. The points that an employee is entitled to are calculated as follows:

      Annual Base Compensation and Bonus received as of April 2, 1996 (up to a Maximum of $150,000).

X Point assignment based on age (on April 2, 1996) and years of service through 12/31/97 as defined by the plan.

=     Allocation points.

The value of an allocation point equals $4,000,000 divided by the sum of all allocation points for all transferred employees.

The contribution amount for each eligible employee is fixed for each year the employee remains actively employed. In the year an employee terminates employment, retires, becomes disabled or dies, the contribution will be prorated to reflect the number of full months worked. The Aetna Supplemental Contribution is 100% vested upon deposit into the Citigroup 401(k) Plan.

VESTING

The rights of a participant to his or her contributions and any earnings thereon are at all times fully vested and non-forfeitable. Prior to January 1, 1997, matching employer contributions for Travelers participants of the Plan were fully vested and non-forfeitable for those participants whose initial date of employment was before January 1, 1993. For those Travelers participants whose initial date of employment is on or after January 1, 1993, matching employer contributions are 100% vested and non-forfeitable after five years of service.

Prior to January 1, 1999, matching employer contributions for participants who were employees of Salomon Brothers Inc., a subsidiary of the former Travelers, were immediately vested. With respect to employer contributions formerly referred to as Guideline Benefit Contributions, participants vest 10% per year after completing one year of eligible service with the Company. Commencing with the fifth year of eligible service, the vesting percentage increases to 20% as each subsequent year of eligible service is completed, so that participants become fully vested after completion of seven years of eligible service.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

The Special Company Contribution is fully vested upon deposit into the Plan.

The 5% discount on Stock Funds is fully vested upon deposit into the Plan.

Citibuilder Company Contributions are subject to a five-year vesting schedule where contributions are 0% vested for four years and are 100% vested after five years of service.

Exceptions to this five-year vesting schedule are:

-     Citibank employees as of December 31, 1998 who are fully vested.

-     Copelco employees as of May 16, 2000 who are fully vested.

- CitiStreet ID employees as of December 31, 2000 who are fully vested after one year of service.

- CitiStreet TBO employees as of December 31, 2000 who are vested after three years of service.

For the years ended December 31, 2001 and 2000, employer contributions were reduced by approximately $11.6 million and $1.2 million, respectively, from forfeitures.

Although it has not expressed any intention to do so, Citigroup has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In the event of Plan termination, either full or partial, all amounts credited to the participants' accounts shall become 100% vested and, therefore, will not be subject to forfeiture.

FUND TRANSFERS AND ALLOCATION OF CONTRIBUTIONS

Participants may elect to divide their contributions among the investment fund options in whole increments divisible by 1%. Any before-tax contributions, Special Company Contributions, and Supplemental Company Contributions, including the 5% discount, which are invested in the Citigroup Common Stock Fund, may not be transferred out of that fund during the calendar year in which it is deposited into the participant's account.

Citibuilder Company Contributions made to the participant's account must stay in the Citigroup Common Stock Fund for five plan years. After five plan years, the restriction does not apply, and the participant can transfer the Citibuilder contribution made five years earlier into any of the available investment options at that time. The five-year restriction does not apply once the participant reaches age 55.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

A participant may elect to suspend his or her contributions, as soon as administratively practicable, subject to the Plan's notice requirements. Such a participant may thereafter resume contributions as of the first pay period after completing an election, subject to the Plan's notice requirements. In addition, a participant may change the rate of his or her contributions as of the first pay period after making such an election subject to the Plan's notice requirements.

A participant may elect daily to change the allocation of future contributions among the funds at any time.

A participant may elect to transfer the value of his or her contributions in whole increments of 1% to another investment fund or funds, subject to certain restrictions.

INVESTMENTS

Plan assets are held in a Trust Fund established under the Plan and are invested in one or more of 29 funds available for investment.

ROLLOVER AND TRANSFER CONTRIBUTIONS

The Plan permits participants to have their interests in other qualified profit-sharing plans transferred to the Plan or to make rollover contributions into the Plan from an individual retirement account (or similar arrangement). Such transfers or rollovers to the Plan may only be made with the approval of the Plan Administrator and do not affect any other contributions made by or on behalf of a participant.

LOANS

Subject to the Plan's provisions and the requirements contained within ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), participants may apply for a loan from the Plan at an annual interest rate equal to the prime rate, as published in The Wall Street Journal for the first business day of the month in which the loan application is initiated, plus one percent. Loans may be made for a minimum amount of $1,000, up to a maximum of 50% of the participants account balance up to $50,000, less the highest outstanding loan balance in the last twelve months.

Loan repayments by participants who are employed by the Company are generally made through after-tax payroll deductions.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

      WITHDRAWALS

      Prior to termination of employment, a participant may withdraw daily, subject to the Plan's notice requirements, all or a portion of the value of his or her rollover contributions account, all or a portion of the vested value of his or her account if the participant has attained age 59-1/2 or becomes totally and permanently disabled, or all or a portion of the value of his or her contributions account in the event of demonstrated financial hardship, subject to the Plan's provisions.

      Withdrawals to which a participant is entitled are the amounts that can be provided by the contributions and income thereon (including net realized and unrealized investment gains and losses) allocated to each participant's account. Withdrawals from the Citigroup Common Stock Fund, the American Express Common Stock Fund, and the State Street Common Stock Fund may be paid in either shares of common stock or cash at the discretion of the participant. Fractional shares and withdrawals from other funds are paid in cash. Participants' after-tax contributions and earnings thereon are nonforfeitable and may be withdrawn at any time.

      DISTRIBUTIONS

      A participant, after leaving the Company, can have the total of his or her account distributed in a lump-sum payment, or, if the vested account balance is greater than $5,000, in installments or annuities.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   ACCOUNTING METHOD

            The financial statements of the Plan have been prepared on the accrual basis of accounting.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

      (b)   INVESTMENT VALUATION AND INCOME RECOGNITION

            Plan investments are stated at fair value, except for short-term money market investments and participant loans, which are valued at cost plus interest received, which approximates fair value. Stocks and bonds traded on national securities exchanges are valued at their closing market prices. When no trades are reported, they are valued at the most recent bid quotation; securities traded in the over-the-counter market are valued at their last sale or bid price.

            The shares of common stock held by the Citigroup Common Stock Fund, the American Express Common Stock Fund, and the State Street Common Stock Fund are valued at the last reported sale price on the New York Stock Exchange for the last business day of the year. The shares of the mutual and commingled funds are valued at the net asset value per share as reported by the sponsor of the commingled fund.

            U.S. Government and Agency Obligations are valued based upon bid quotations for identical or similar obligations. Guaranteed investment contracts and guaranteed annuity contracts are currently valued at cost, which approximates fair market value. The Universal Life Insurance Contract is carried at contract value, which approximates fair value as reported to the Plan by TransAmerica Assurance Company.

            Purchases and sales of securities are recorded on a trade date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

      (c)   PAYMENT OF BENEFITS

            Benefits are recorded when paid.

      (d)   USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

            The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of assets and liabilities, changes therein, and disclosure of contingent assets and liabilities at the date the financial statements are prepared. Actual results could differ from those estimates.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

      (e)   NEW ACCOUNTING STANDARD

            In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement became effective beginning January 1, 2001. The adoption of SFAS 133 did not have a material impact on the financial statements of the Plan.

      (f)   MARKET RISK

            The Plan offers a number of investment options including Citigroup Common Stock, American Express Common Stock, Van Kampen Common Stock and a variety of pooled investment funds, some of which are registered investment companies. The investment funds include U.S. equities, international equities, and fixed income securities. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility risk. Due to the level of risk associated with certain investment securities, it is reasonable to expect that changes in the values of investment securities will occur in the near term and that such changes could materially affect participant account balances.

      (g)   CREDIT RISK

            The Plan's exposure to a concentration of credit-risk is limited by the diversification of investments across twenty-nine participant-directed fund elections. Additionally, the investments within each participant-directed fund election are further diversified into varied financial instruments, with the exception of the Citigroup Common Stock Fund, American Express Common Stock Fund and Van Kampen Common Stock Fund which invest in securities of a single issuer.

(3)   INVESTMENTS

      A summary of the Plan's investments as of December 31, 2001 and 2000 is listed below. Investments that represent more than 5% of the Plan's assets are separately identified.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

                                                      2001                  2000
                                                      ----                  ----
Investments at fair value as determined by
quoted market prices:
   Citigroup Common Stock                        $ 5,429,834,737       $ 3,652,770,845
   Other Common Stock                                129,075,960           207,095,398
   U.S. Government and Agency Obligations            116,414,293                    --
   Corporate Bonds                                    78,040,108                    --
   Foreign Bonds                                       5,474,575                    --
   Smith Barney Aggressive Growth Fund                        --           399,135,884
   S&P 500 Index Fund                                849,845,507                    --
   SSGA S&P 500 Index Fund                                    --           366,497,115
   Other Mutual and Commingled Funds               3,041,561,314         1,732,988,446
                                                 ---------------       ---------------
                                                   9,650,246,494         6,358,487,688
                                                 ---------------       ---------------
Investments at Contract Value

      Short Term Investment Fund                      54,736,805            14,726,002
      Guaranteed Investment Contracts              1,453,967,382           714,672,407
      Other Insurance Contracts                           85,451                86,571
      Participant Loans                              236,952,980           132,958,190
                                                 ---------------       ---------------
                                                   1,745,742,618           862,443,170
                                                 ---------------       ---------------
Total Investments                                $11,395,989,112       $ 7,220,930,858
                                                 ===============       ===============

The crediting rates for Guaranteed Investment contracts as of December 31, 2001 and December 31, 2000 ranged from 5.75% to 7.31% and from 6.11% to 7.35% respectively.

During the years ended December 31, 2001 and 2000, the Plan's investments (including investments bought, sold and held during the year) depreciated in value by $622 million in 2001, and appreciated in value by $481 million in 2000 as follows:

                                                         2001                 2000
                                                         ----                 ----
Common stock                                        $(127,583,105)       $ 625,508,015
Mutual and commingled funds                          (448,770,197)        (144,889,860)
Bonds                                                 (45,490,911)                  --
                                                    -------------        -------------
                                                    $(621,844,213)       $ 480,618,155
                                                    =============        =============

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

(4)   NON - PARTICIPANT DIRECTED INVESTMENTS

      Citibuilder Company Contributions paid to the Plan on behalf of a participant must stay in the Citigroup Common Stock Fund for five Plan years. After five Plan years, the restriction on the Citibuilder Company Contribution, made five years previously, lapses and that portion of Citibuilder Company Contributions and its earnings can be transferred to any of the available investment options.

      This five-year restriction also lapses when the participant reaches age
      55. Once a participant is vested in his or her company contributions, the funds are available for distribution or rollover when he or she leaves Citigroup.

      Information about the net assets and significant components of changes in net assets relating to the non-participant directed investment is as follows:

                                               DECEMBER 31,
                                          ---------------------
                                          2001             2000
                                          ----             ----
      Net Assets:
        Common Stock                  $1,933,593,285    $892,450,030
                                      ==============    ============

                                                       YEAR ENDED DECEMBER 31,
                                                    ----------------------------
                                                    2001                    2000
                                                    ----                    ----
      Significant Changes in Net Assets:

        Contributions                           $   30,141,003                     --
        Investment Income                       $    3,378,779           $171,800,520
        Transfers In From Other Plans           $1,045,757,594                     --
        Benefits Paid                           $  (38,134,121)          $ (2,676,526)

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

(5)   TAX STATUS

      The Internal Revenue Service has determined and informed the Plan by a letter dated June 5, 2002, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

(6)   RELATED PARTY TRANSACTIONS (PARTIES IN INTEREST)

      Certain Plan investments are shares of stock issued by Citigroup Inc. Citigroup Inc. is the Plan sponsor as defined by the Plan.

      Certain Plan investments are shares of registered investment companies (mutual funds, stock funds and investment contracts) that are valued by Mutual Management Corporation, a subsidiary of Salomon Smith Barney Holdings, Inc. and Salomon Brothers Asset Management, Inc. Both are subsidiaries of Citigroup Inc.

      Certain Plan investments are shares of commingled trust funds managed by State Street Bank and Trust ("State Street"), and common stock issued by State Street. State Street is the custodian of the Plan's assets.

      Travelers Life and Annuity Company provides investment contracts for the Plan. Travelers Life and Annuity Company is a wholly owned indirect subsidiary of Citigroup.

      At December 31, 2001, Citibank, N.A. was Trustee for the plan's investments. Citibank, N.A. is an indirect wholly owned subsidiary of Citigroup.

      On April 4, 2000, Citigroup and State Street Corporation announced the formation of CitiStreet LLC ("CitiStreet"), a joint venture. CitiStreet provides administrative, outsourcing, investment management and investment advisory services to the employee benefit plans of corporate, governmental and other organizations. Effective July 2, 2001, CitiStreet began managing the administration and recordkeeping for the Plan.

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

(7)   SUBSEQUENT EVENTS:

      In March 2002, Travelers Property Casualty Corp. ("Travelers Property Casualty") sold approximately 23 percent of its common stock in an initial public offering (IPO). Of the remaining 77 percent of the Travelers Property Casualty Common Stock, approximately 67 percent will be distributed to Citigroup shareholders later in 2002.

      On the date of distribution:

      - A Travelers Property Casualty Common Stock Fund will be established within the Citigroup 401(k) Plan to receive shares of Travelers Property Casualty Common Stock that will be distributed in respect of shares in the Citigroup Common Stock Fund.

      - The market price of Citigroup Common Stock will be decreased to reflect the market price of the Travelers shares that have been distributed.

      - A participant will be able to transfer funds out of the Travelers Property Casualty Common Stock Fund but will not be able to make any additional investments in the Fund.

      - A separate Travelers Property Casualty Plan will be created. Participation in this plan will be limited to continuing Travelers Property Casualty employees and subsequent hires.

      - Funds representing Travelers Property Casualty participant vested and nonvested employee balances in the Citigroup 401(k) Plan will be transferred to the new Travelers Property Casualty Plan.

                                                                      SCHEDULE I

                              CITIGROUP 401(k) PLAN

               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                DECEMBER 31, 2001

                                                                    MATURITY         NUMBER                           MARKET VALUE
     IDENTITY OF ISSUE                                   RATE         DATE          OF SHARES          COST             12/31/01
     ------------------------------------------------------------------------------------------------------------------------------
     STATE STREET BANK
     *State Street Bank Short-Term Investment Fund      2.390%      12/31/30       54,135,802       54,135,802          54,135,802
     *State Street Bank Short-Term Investment Fund      2.390%      12/31/30          601,003          601,003             601,003
                                                                                                 -------------      --------------
                                                                                                    54,736,805          54,736,805
                                                                                                 =============      ==============


     COMMON STOCK
     *Citigroup Inc.                                                              107,557,787    1,606,732,272       5,429,834,737
     American Express Co.                                                           3,259,544       26,084,142         116,333,125
     *State Street Corporation                                                        243,062        4,342,385          12,742,835


                                                                                                 -------------      --------------
                                                                                                 1,637,158,799       5,558,910,697
                                                                                                 =============      ==============
     U.S. GOVERNMENT AND AGENCY OBLIGATIONS

     Federal Home Loan Banks                            6.875%      07/18/02        1,649,975        1,696,125           1,690,173
     Federal Home Loan Banks                            6.145%      09/30/02        1,999,970        2,036,209           2,050,574
     Federal Home Loan Banks                            6.250%      08/13/04        2,499,962        2,582,761           2,648,366
     Federal Home Loan Mortgage Corp.                   5.750%      07/15/03        3,399,949        3,473,795           3,547,617
     Federal National Mortgage Association              7.500%      02/25/29        3,126,896        3,238,291           3,274,493
     Federal National Mortgage Association              6.000%      05/15/08        1,699,974        1,768,889           1,766,363
     Federal National Mortgage Association              5.125%      02/13/04        4,599,930        4,725,744           4,757,306
     Federal National Mortgage Association              6.375%      06/15/09        2,499,962        2,621,337           2,634,716
     Federal National Mortgage Association              7.125%      03/15/07        3,899,941        4,223,688           4,295,403
     Federal National Mortgage Association              7.000%      07/15/05       13,849,790       14,791,326          15,013,897
     Federal National Mortgage Association              5.500%      02/15/06       13,974,789       14,704,960          14,398,442
     Federal National Mortgage Association              7.500%      12/25/31        5,848,098        6,149,640           6,181,102
     Federal National Mortgage Association              7.000%      12/25/31        3,913,232        4,086,270           3,982,272
     Federal National Mortgage Association              6.500%      12/01/12          677,953          682,190             695,033
     Federal National Mortgage Association              6.500%      11/01/12          190,317          191,507             195,112
     Federal National Mortgage Association              6.500%      11/01/12          222,937          224,330             228,553
     Federal National Mortgage Association              6.500%      08/01/12           21,173           21,332              21,724
     United States Treasury Notes                       6.250%      02/15/03        3,249,951        3,353,039           3,393,639
     United States Treasury Notes                       5.750%      08/15/03        9,299,859        9,572,844           9,740,045
     United States Treasury Notes                       7.875%      11/15/04        4,849,927        5,381,649           5,390,219
     United States Treasury Notes                       6.500%      10/15/06        2,499,962        2,654,412           2,718,689
     United States Treasury Notes                       6.625%      05/15/07        6,959,895        7,601,849           7,644,972
     United States Treasury Notes                       5.250%      05/15/04        7,749,883        7,935,361           8,080,435
     United States Treasury Notes                       6.500%      02/15/10        3,949,940        4,254,241           4,335,661
     United States Treasury Notes                       5.750%      08/15/10        4,149,937        4,354,329           4,353,502
     United States Treasury Notes                       4.750%      01/31/03        1,249,981        1,284,405           1,284,546
     United States Treasury Bills                                   03/21/02        2,099,474        2,090,664           2,091,439
                                                                                                 -------------      --------------
                                                                                                   115,701,187         116,414,293
                                                                                                 =============      ==============

     CORPORATE BONDS
     ABN Amro Bank N.V. Chicago Branch                  7.125%      06/18/07        1,499,977        1,561,791           1,585,705
     ALCOA Inc                                          5.875%      06/01/06          799,988          799,364             822,566
     AOL Time Warner Inc.                               6.125%      04/15/06        1,599,976        1,595,480           1,636,892
     AT&T Wireless Service Inc.                         7.875%      03/01/11          999,985        1,067,134           1,065,876
     Atlantic Richfield CO                              5.900%      04/15/09        1,949,970        1,917,738           1,945,082
     AXA Financial Inc.                                 7.750%      08/01/10        1,699,974        1,807,974           1,849,372



See Accompanying Independent Auditors Report

                                                                      SCHEDULE I

                             CITIGROUP 401(k) PLAN
               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                               DECEMBER 31, 2001

                                                                      MATURITY        NUMBER OF                       MARKET VALUE
     IDENTITY OF ISSUE                                   RATE           DATE           SHARES          COST             12/31/01
     -----------------------------------------------------------------------------------------------------------------------------
     CORPORATE BONDS CONTINUED
     Bank of America                                    7.125%        09/15/06         749,989        783,851            806,705
     Bayerische Landes Bank                             5.875%        12/01/08       1,599,976      1,553,896          1,605,611
     Bellsouth Corp                                     5.000%        10/15/06       1,199,982      1,201,878          1,190,710
     Boeing Capital Corporation                         6.100%        03/01/11         799,988        779,676            776,287
     Burlingtron Northern Santa Fe                      7.125%        12/15/10       1,899,971      1,909,699          1,987,204
     Conmcast Cable Communications                      6.750%        01/30/11       1,199,982      1,175,214          1,204,653
     Conagra Inc.                                       6.000%        09/15/06       1,999,970      1,992,090          2,042,435
     Cox Enterprises Inc.                               8.000%        02/15/07       1,199,982      1,254,082          1,288,987
     Credit Swisse First Boston USA                     6.125%        11/15/11       1,199,982      1,187,934          1,170,766
     CSX Corp                                           6.250%        10/15/08       1,899,971      1,894,974          1,902,998
     Dayton Hudson Credit Card Master                   6.250%        08/25/05       1,224,981      1,253,226          1,255,977
     Devon Fing Corp ULC                                6.875%        09/30/11         999,985        996,325            974,598
     Discover Card Master                               5.300%        11/15/06       1,599,976      1,598,304          1,646,469
     El Paso Energy Corp.                               6.750%        05/15/09         974,985        932,632            942,531
     El Paso National Gas Co                            6.750%        11/15/03         999,985      1,018,455          1,030,907
     Electronic Data                                    7.125%        10/15/09       1,699,974      1,728,993          1,796,605
     EOP Oper Ltd Partnership                           6.800%        01/15/09       1,749,974      1,719,804          1,745,954
     ERAC USA Fin Co                                    8.000%        01/15/11         999,985      1,016,935          1,016,567
     Fedex Corp                                         6.875%        2/15/061       1,499,977      1,516,012          1,548,176
     Ford Motor Car  Co                                 7.375%        10/28/09       1,074,984      1,121,015          1,061,302
     General Electric Cap Corp                          8.850%        04/01/05       1,324,980      1,479,910          1,505,313
     General Motors Acceptance Corp                     6.750%        01/15/06         749,989        764,838            759,606
     Goldman Sachs Group Inc.                           6.875%        01/15/11         799,988        797,324            824,558
     Household Fin Corp                                 7.200%        07/15/06       1,749,974      1,825,222          1,861,294
     International Business Machines                    5.375%        02/01/09       1,499,977      1,417,269          1,464,087
     Kellogg Co                                         6.000%        04/01/06         999,985        984,695          1,027,577
     Kroger Co                                          8.050%        02/01/10         899,986        960,996            984,056
     Lehman Brothers Holdings, Inc.                     7.250%        10/15/03         999,985      1,043,254          1,061,546
     Marsh and McLennan Cos Inc.                        6.625%        06/15/04       1,699,974      1,744,514          1,794,480
     MBNA Master Credit Card TRII                       5.800%        12/15/05       1,499,977      1,524,817          1,552,930
     Mellon Financial Co                                6.000%        03/01/04       1,399,979      1,414,693          1,459,258
     Morgan Stanley Group Inc.                          6.100%        04/15/06       1,499,977      1,497,082          1,546,001
     National Australia Bank Ltd                        8.600%        05/19/10       1,649,975      1,846,471          1,885,628
     Nomura Asset                                       6.280%        03/17/28       1,410,276      1,430,520          1,466,378
     Norwest Financial Inc.                             5.625%        02/03/09       1,799,973      1,688,500          1,762,629
     Pemex Fin Ltd                                      7.330%        05/15/12       1,499,977      1,538,107          1,586,440
     Pfizer Inc.                                        3.625%        11/01/04       1,749,974      1,765,321          1,743,729
     Phillip Pete Co                                    8.750%        05/25/10       1,899,971      2,214,169          2,211,551
     Qwest Cap Fdg Inc                                  7.750%        08/15/06         999,985      1,047,133          1,021,797
     Raytheon Corp.                                     6.450%        08/15/02       1,999,970      2,012,510          2,039,975
     Sears Roebuck Accept Corp                          6.560%        11/20/03         999,985      1,017,135          1,040,367
     Sprint Cap Corp                                    7.625%        01/30/11       1,499,977      1,571,106          1,573,210
     Toyota Motor Car Corp                              5.500%        12/15/08       1,699,974      1,600,917          1,655,185

See Accompanying Independent Auditors Report.

                                                                      SCHEDULE I

                              CITIGROUP 401(k) PLAN
               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                DECEMBER 31, 2001

                                                                 MATURITY          NUMBER OF                          MARKET VALUE
     IDENTITY OF ISSUE                            RATE             DATE             SHARES             COST             12/31/01
     -----------------------------------------------------------------------------------------------------------------------------
     CORPORATE BONDS CONTINUED
     Tyco International Group SA                  6.375%         02/15/06          1,499,977         1,504,597          1,529,201
     United Airlines                              7.032%         10/01/10            809,973           819,742            790,836
     US Airways                                   7.076%         09/20/22          1,058,145         1,048,971          1,025,600
     Viacom Inc                                   7.700%         07/30/10            999,985         1,054,516          1,088,716
     Wal Mart Stores Inc.                         6.550%         08/10/04          1,749,974         1,819,505          1,864,392
     Williams Holdings of Delaware                6.250%         02/01/06          1,199,982         1,174,566          1,181,626
     Worldcom Inc.                                7.375%         01/15/06            799,988           814,788            831,206
                                                                                                   -----------        -----------
                                                                                                    76,807,664         78,040,108
                                                                                                   ===========        ===========

     FOREIGN BONDS
     Inter American Development Bank              5.750%         02/26/08          1,399,979         1,388,317          1,441,226
     Ontario Province Canada                      7.375%         01/27/03            499,992           520,392            526,233
     British Columbia Province Canada             5.375%         10/29/08          1,649,975         1,580,148          1,643,512
     British Telecommunications                   8.125%         12/15/10            749,989           791,238            828,627
     United Mexican States                        8.375%         01/14/11            999,985         1,038,984          1,034,977
                                                                                                   -----------        -----------
                                                                                                     5,319,079          5,474,575
                                                                                                   ===========        ===========
     MUTUAL FUNDS
     Conservative Focus Fund
     *Bond Fund                                                                      380,643         4,926,079          5,104,765
     *Daily Eafe SL Series A                                                          79,922           888,941            836,674
     *Daily Emerging  Markets Series A                                                44,388           288,818            299,128
     *Russell 2000 Index SL Fund                                                      19,593           293,550            294,447
     *S & P 500 Flagship Series A                                                     10,548         2,162,522          2,097,547
     Moderate Focus Fund
     *Bond Fund                                                                    4,432,064        56,916,643         59,437,967
     *Daily Eafe SL Series A                                                       2,652,845        31,252,195         28,854,784
     *Daily Emerging  Markets Series A                                             1,524,731        10,131,140         10,275,087
     *Russell 2000 Index SL Fund                                                     674,832        10,357,998         10,141,304
     *S & P 500 Flagship Series A                                                    363,740        75,931,508         72,327,595
     Aggressive Focus Fund
     *Bond Fund                                                                      421,835         5,434,897          5,657,151
     *Daily Eafe SL Series A                                                         750,391         8,811,135          8,161,888
     *Daily Emerging Markets Series A                                                433,284         2,875,075          2,919,856
     *Russell 2000 Index SL Fund                                                     190,958         2,951,726          2,869,678
     *S & P 500 Flagship Series A                                                    102,807        21,442,187         20,442,484
     *Amvescap 500 Index Fund                                                     42,009,741       899,764,644        849,845,507
     *SSGA Russell 2000 Index Fund                                                16,207,390       252,853,076        243,554,308
     *Salomon Bros Investors Fund                                                  2,715,744       553,016,645         51,428,996
     *Salomon Bros Service Funds Inc.                                              3,119,399        24,205,641         23,417,988
     *Smith Barney Investor Funds Inc.                                             8,524,575       880,390,878        881,140,587


   See Accompanying Independent Auditors Report.

                                                                      SCHEDULE I

                              CITIGROUP 401(k) PLAN
               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                DECEMBER 31, 2001

                                                              MATURITY       NUMBER OF                        MARKET VALUE
     IDENTITY OF ISSUE                             RATE         DATE           SHARES           COST            12/31/01
     -------------------------------------------------------------------------------------------------------------------------
     MUTUAL FUNDS CONTINUED
     Dimensional International Group Inc.                                     1,268,453         9,549,155             9,538,317
     *Smith Barney Large Cap Growth Fund                                      7,886,383       165,002,810           159,304,929
     *Smith Barney Large Cap Value Fund                                      10,159,753       171,637,545           161,438,468
     *Smith Barney Aggressive Growth                                          5,612,558       590,056,327           544,799,300
     *Smith Barney Money Funds, Inc.                                        407,484,283       407,484,283           407,484,283
     *Smith Barney World Funds Inc.                                           6,561,023        88,618,870            84,105,773
     *Smith Barney Income Funds                                               4,322,547        28,990,323            28,437,683
     *Smith Barney Appreciation Fund                                         27,309,509       389,671,547           373,574,101
     Dimensional Investment Group Inc.                                       10,822,098        99,490,757            86,248,064
     Euro Pacific Growth Fund                                                 4,197,732       120,195,020           112,789,573
     Templeton Developing Markets                                             2,035,229        20,462,334            20,104,518
     Van Kampen American Cap Emerging                                         4,728,122       231,005,937           200,094,130
     Van Kampen American Cap Enterprise                                       3,787,428        53,191,469            50,789,408
     Van Kampen American Cap Comstock                                         1,069,702        18,840,147            16,772,923
     Van Kampen American Cap Government Services                                359,769         3,616,839             3,680,435
     *Salomon Brothers Cap Fund Inc.                                          4,232,626       111,123,714           106,938,672
     *Salomon Brothers Service Funds Inc.                                    46,296,262        46,231,777            46,198,503
                                                                                          ---------------      ----------------
                                                                                            5,400,064,152         3,891,406,821
                                                                                          ===============      ================
     GUARANTEED INVESTMENT CONTRACTS***
     AIG Life Companies                           6.640%     01/01/2099       3,458,533         3,458,533             3,458,533
     AIG Life Companies                           6.557%     12/31/2002       7,944,854         7,944,854             7,944,854
     AIG Life Companies                           6.557%     01/01/2004       8,749,272         8,749,272             8,749,272
     C.N.A.                                       6.551%     01/01/2099       6,717,510         6,717,510             6,717,510
     CDC Capital                                  6.087%     01/01/2002       5,126,040         5,126,040             5,126,040
     John Hancock                                 7.300%     10/01/2003       5,635,072         5,635,072             5,635,072
     John Hancock                                 5.989%     01/02/2003       7,790,378         7,790,378             7,790,378
     John Hancock                                 6.570%     07/01/2002       7,059,119         7,059,119             7,059,119
     John Hancock                                 6.330%     01/02/2003       3,417,484         3,417,484             3,417,484
     Mass Mutual                                  6.500%     12/01/2099      16,555,627        16,555,627            16,555,627
     Metropolitan Life                            5.923%     07/01/2002      11,648,455        11,648,455            11,648,455
     Metropolitan Life                            7.310%     07/05/2022       7,911,241         7,911,241             7,911,241
     Metropolitan Life                            5.800%     10/01/2002       2,531,814         2,531,814             2,531,814
     Metropolitan Life                            6.700%     07/01/2002       5,090,175         5,090,175             5,090,175
     New York Life Insurance                      6.741%     04/01/2002       3,496,765         3,496,765             3,496,765
     New York Life Insurance                      6.893%     12/31/2002       8,615,086         8,615,086             8,615,086
     New York Life Insurance                      6.663%     07/01/2002       8,701,047         8,701,047             8,701,047
     Principal Mutual Life                        6.206%     12/31/2002       2,252,572         2,252,572             2,252,572
     Principal Mutual Life                        6.490%     09/30/2002       6,947,868         6,947,868             6,947,868
     *Travelers Life Insurance No. 14609A         6.070%     01/01/2099       1,596,899         1,596,899             1,596,899
     *Travelers Life Insurance No. 16384          6.750%     01/01/2099      11,073,616        11,073,616            11,073,616
     *Travelers Life Insurance No. 16569          6.034%     01/01/2099       5,577,535         5,577,535             5,577,535
     *Travelers Life Insurance No. 16878          5.950%     12/31/2049     370,548,774       370,548,774           370,548,774
     *Travelers Life Insurance No. 16878          6.379%     01/01/2099     512,637,632       512,637,632           512,637,632
     *Travelers Life Insurance No. 16958          5.750%     01/01/2099       1,565,789         1,565,789             1,565,789

See Accompanying Independent Auditors Report.

                                                                      SCHEDULE I

                              CITIGROUP 401(k) PLAN
               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                DECEMBER 31, 2001

                                                            MATURITY      NUMBER OF                            MARKET VALUE
IDENTITY OF ISSUE                                 RATE        DATE          SHARES            COST               12/31/01
----------------------------------------------------------------------------------------------------------------------------
GUARANTEED INVESTMENT CONTRACTS CONTINUED
*Travelers Life Insurance No. 17104              6.750%       01/01/2099     59,931,297        59,931,297          59,931,297
*Travelers Life Insurance No. 17449              6.729%       01/01/2004     72,146,379        72,146,379          72,146,379
*Travelers Life Insurance No. 17653              6.729%       03/01/2005     68,488,377        68,488,377          68,488,377
*Travelers Life Insurance No. GR8                6.110%       01/01/2099    220,752,172       220,752,172         220,752,172
                                                                                          ---------------    ----------------
                                                                                            1,453,967,382       1,453,967,382
                                                                                          ===============    ================

Universal Life Insurance Contract                                                85,451            85,451              85,451
                                                                                          ---------------    ----------------
*Participant Loans **  27,726 Loans.          6.0% to 7.8%
                                               interest.                                      236,952,980         236,952,980
                                                                                          ---------------    ----------------
TOTAL                                                                                      $7,680,793,516     $11,395,989,112
                                                                                          ---------------    ----------------

* Parties in interest exempt under ERISA Regulations. See note 6 to Financial Statements.

** The interest rate on loans to participants equals one percentage point above the Prime Rate Published in the Wall Street Journal for the first business day of the month in which the loan application is received.

*** The interest rates of the guaranteed investment contracts range from 5.75% to 7.31%.

See Accompanying Independent Auditors Report

                                                                     SCHEDULE II

                              CITIGROUP 401(k) PLAN
               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)
            SCHEDULE H, LINE 4j - SCHEDULE OF REPORTABLE TRANSACTIONS

                     DURING THE YEAR ENDED DECEMBER 31, 2001

A. Series of Transactions With Respect to Securities of the Same Issue Aggregating over 5% (or $362,324,083) of Current Value (or $7,246,481,651) of Plan Assets at the Beginning of the Year:


                                      PURCHASE         SELLING        EXPENSE WITH          COST                 NET GAIN
                                       PRICE            PRICE            TRADE            OF ASSET                (LOSS)
--------------------------------------------------------------------------------------------------------------------------
Merged Stable Pool                 1,430,153,319                                       1,430,153,319
                                                      80,591,756            0           79,492,747               1,099,009

      No. Of Transactions               53               66
--------------------------------------------------------------------------------------------------------------------------

Citigroup Stock Fund                662,197,398                                        662,197,398
                                                    1,086,310,591          0           1,055,297,338            31,013,253
      No. Of Transactions               14               132
--------------------------------------------------------------------------------------------------------------------------

                                                                     SCHEDULE II

                              CITIGROUP 401(k) PLAN
               (FORMERLY THE TRAVELERS GROUP 401(k) SAVINGS PLAN)
            SCHEDULE H, LINE 4j - SCHEDULE OF REPORTABLE TRANSACTIONS

                     DURING THE YEAR ENDED DECEMBER 31, 2001

B. Transactions with Same Person involved in an individual transaction aggregating over 5% (or $362,324,083) of Current Value (or $7,246,481,651) of Plan Assets at the Beginning of the Year: NONE

C. Single Transactions 5% (or $362,324,083) of Current Value (or $7,246,481,651) of Plan Assets at the Beginning of the Year:


                                      PURCHASE         SELLING        EXPENSE WITH        COST          NET GAIN
                                       PRICE            PRICE            TRADE          OF ASSET         (LOSS)
------------------------------------------------------------------------------------------------------------------
Citigroup Stock Fund                     0                                                     0
                                                     914,983,740           0         914,983,740             0
      No. Of Transactions                0                1
------------------------------------------------------------------------------------------------------------------

Merged Stable Pool                       0                                                     0
                                                     582,908,148           0         582,908,148             0
      No. Of Transactions                0                1
------------------------------------------------------------------------------------------------------------------

Merged Stable Pool                       0                                                     0
                                                     738,022,858           0          738,022,858            0
      No. Of Transactions                0                1
------------------------------------------------------------------------------------------------------------------


Invesco Index 500 CEBT                   0                                                     0
                                                     888,850,692           0         888,850,692             0
      No. Of Transactions                0                1
------------------------------------------------------------------------------------------------------------------